EXHIBIT 23.1

                     CONSENT OF PRICE KONG & COMPANY, P.A.
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
AUTOTRADECENTER.COM INC.

We consent to incorporation by reference in the registration statement on Form S-8 of AUTOTRADECENTER.COM INC. of our report dated August 6, 1998, relating to the balance sheet of AUTO NETWORK USA, INC., an Arizona corporation as of March 31, 1998, and the related statements of income, stockholders' equity, and cash flows for the period from inception (July 10, 1997) to March 31, 1998.


Sincerely,

/s/ PRICE, KONG & CO.

Price, Kong & Company, P.A.


Phoenix, Arizona
May 15, 2000